Exhibit 3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
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EVERYWARE GLOBAL, INC., et al., [1]	)	Case No. 15-10743 (LSS)
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Debtors.	)	(Jointly Administered)
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Re: Docket Nos. 62, 132

FIRST SUPPLEMENT TO THE PLAN SUPPLEMENT

FOR THE DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

TABLE OF CONTENTS

Exhibit	Description

B	Form of Exit Facility Term Loan Agreement

C	Form of ABL Exit Facility Term Sheet

D	Form of New Holdco Certificate of Incorporation

E	Form of New Holdco Bylaws

F	Notice of Cash Distribution Election

G	Section 1129(a)(5) Disclosures

H	Retained Causes of Action

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Anchor Hocking, LLC (6923); Buffalo China, Inc. (9731); Delco International, Ltd. (7553); EveryWare, LLC (2699); EveryWare Global, Inc. (4553); Kenwood Silver Company, Inc. (2286); Oneida Food Service, Inc. (7321); Oneida International Inc. (4774); Oneida Ltd. (5700); Oneida Silversmiths Inc. (6454); Sakura, Inc. (9359); THC Systems, Inc. (9103); Universal Tabletop, Inc. (4265). The location of the Debtors’ service address is: 519 North Pierce Avenue, Lancaster, Ohio 43130.

Exhibit D

Form of New Holdco Certificate of Incorporation

Certain documents, or portions thereof, contained in this Exhibit D and the Plan Supplement remain subject to continuing negotiations among the Debtors and interested parties with respect thereto. The Debtors reserve all rights to amend, revise, or supplement the Plan Supplement, and any of the documents and designations contained herein, at any time before the Effective Date of the Plan, or any such other date as may be provided for by the Plan (subject to any required consents or consultation rights set forth therein) or by order of the Bankruptcy Court.

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EVERYWARE GLOBAL, INC.

EveryWare Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is EveryWare Global, Inc. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 19, 2011 under the name ROI Acquisition Corp. and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 16, 2011, the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 27, 2012 and the Third Amended and Restated Certificate of Incorporation filed with the Secretary of the State of the State of Delaware on May 21, 2013.

2. Provision for the making of this Fourth Amended and Restated Certificate of Incorporation (the “Fourth Amended and Restated Certificate”, and the Fourth Amended and Restated Certificate, together with any Preferred Stock Designation (as defined below) the “Amended and Restated Certificate”) is contained in a decree or order of a court or judge having jurisdiction of a proceeding under Chapter 11 of Title 11 of the United States Code (the “Code”) and has been approved in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

3. This Amended and Restated Certificate restates, integrates and further amends the provisions of the certificate of incorporation of the Corporation as heretofore amended.

4. Certain capitalized terms used in this Amended and Restated Certificate are defined where appropriate herein.

5. The text of the certificate of incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is EveryWare Global, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808 and the name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 101,000,000 shares, consisting of [100,000,000]1 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Subject to Section 4.3(d), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate, at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate, the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to applicable law or this Amended and Restated Certificate.

(b) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time, and shall share equally on a per share basis, in such dividends and distributions.

[1]	NTD: Need to confirm sufficiency for implementation of plan.

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.3(c).

(d) Cumulative Voting. Subject to the rights, if any, of the holders of any one or more outstanding series of the Preferred Stock, voting separately by class or series, to elect one or more directors, until consummation of a Qualified IPO, with respect to the election of directors every stockholder entitled to vote generally in the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this Section) such stockholder would be entitled to cast for the election of directors with respect to such stockholder’s shares of stock multiplied by the number of directors to be elected by such stockholder, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two (2) or more of them as such stockholder may see fit, the candidates for directors receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares shall be elected, and votes against a director and votes withheld shall have no legal effect. From and after consummation of a Qualified IPO, the cumulative voting rights granted to stockholders in this Section 4.3(d) shall terminate and subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, voting separately by class or series, to elect one or more directors, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon and votes against a director and votes withheld shall have no legal effect. For purposes of this Section, “Qualified IPO” means the first firm commitment underwritten public offering pursuant to a registration statement that became effective after the effectiveness of the Fourth Amended and Restated Certificate (the time of the effectiveness of such certificate, the “Effective Time”) covering the offer and sale of Common Stock, whether or not for the Corporation’s account, to the public with an aggregate offering price (before any underwriting discounts and commissions) of at least $50 million.

Section 4.4 Non-Voting Stock. The Corporation shall not issue any non-voting equity securities as and to the extent prohibited by Section 1123(a)(6) of the Code as in effect on the Effective Time; provided, however, that the foregoing (i) will not have any further force or effect beyond that required under Section 1123(a)(6) of the Code, (ii) will have such force and effect only for so long as Section 1123(a)(6) of the Code is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.6 Preemptive Rights.

(a) Except as provided in Section 4.6(c) and Section 4.6(d), each Preemptive Rights Stockholder as of any Date of Determination for an equity issuance shall have the preemptive rights set forth herein with respect to such equity issuance.

(b) Prior to any issuance of Common Stock or Common Stock Equivalents by the Corporation, the Corporation will send a notice (a “Preemptive Rights Notice”) to each Preemptive Rights Stockholder at least twenty (20) Business Days and no more than sixty (60) Business Days prior to the Proposed Issuance Date setting forth the material terms and conditions of, and the proposed issuance date for, such equity issuance (the proposed issuance date for such equity issuance, as set forth in the Preemptive Rights Notice, the “Proposed Issuance Date”), and each Preemptive Rights Stockholder will have the preemptive right to subscribe for up to its Pro Rata Share (determined as of the Date of Determination) of such equity issuance by mailing or otherwise delivering to the Corporation a notice of its intent to so subscribe (including whether it intends to subscribe to its Pro Rata Share or a lesser number; provided, however that if such notice does not state an intent to subscribe for a lesser number than a Preemptive Rights Stockholder’s Pro Rata Share, such notice will be presumed to cover such Preemptive Rights Stockholder’s Pro Rata Share) within fifteen (15) Business Days of the Corporation’s sending of such Preemptive Rights Notice. If such equity issuance has not been completed within ninety (90) days of the Proposed Issuance Date, the Corporation will be required to send a new Preemptive Rights Notice and re-offer such preemptive rights as described above if it still wishes to complete such equity issuance.

(c) This Section 4.6 will not apply in connection with any equity issuances (i) upon conversion or exercise of any security convertible or exercisable into Common Stock, (ii) in connection with any equity split or equity dividend paid in Common Stock or Common Stock Equivalents and paid on a proportionate basis to all stockholders (including, for the avoidance of doubt, a dividend declared and paid in connection with the implementation of a stockholders rights plan), (iii) in connection with bona fide strategic transactions on terms approved by the Board the primary purpose of which are not to raise capital for the Corporation, (iv) in consideration for a bona fide business acquisition by the Corporation, whether by merger, consolidation, sale or purchase of assets, sale or exchange of stock or otherwise or in connection with strategic alliances, (v) in connection with employee stock option plans, employee stock purchase plans or other employee benefit plans established primarily for compensatory purposes or (vi) pursuant to any underwritten public offering by the Corporation.

(d) The preemptive rights set forth in this Section 4.6 shall expire upon the earlier of (i) one (1) year from the Effective Time and (ii) the consummation of a Qualified IPO (as defined in Section 4.3(d)).

(e) For purposes of this Section 4.6, the term:

(1) “Affiliate” means, as applied to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have meanings correlative to the foregoing.

(2) “Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in New York, NY are authorized or required by law to be closed.

(3) “Common Stock Equivalents” means securities (including options, rights or warrants) exercisable, exchangeable or convertible into Common Stock, whether immediately, upon the happening of any event or the passage of time, or otherwise.

(4) “Date of Determination” with respect to any equity issuance means the date a Preemptive Rights Notice is sent with respect to such equity issuance.

(5) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(6) “Preemptive Rights Stockholder” means, as of any Date of Determination, any stockholder who together with its Affiliates owns of record or beneficially more than 5% of the outstanding shares of Common Stock; provided that no stockholder shall be a “Preemptive Rights Stockholder” unless (i) either (A) as of the Date of Determination, the Corporation’s stock ledger or books and records reflect that such stockholder together with its Affiliates owns of record or beneficially more than 5% of the outstanding shares of Common Stock or (B) at or prior to such Date of Determination, such stockholder shall have provided to the Corporation’s Secretary written notice at the Corporation’s principal executive offices that such stockholder would qualify as a “Preemptive Rights Stockholder” hereunder and indicating the basis therefore and (ii) at or prior to such Date of Determination, such stockholder shall have provided to the Corporation’s Secretary at the Corporation’s principal executive offices (and not revoked) (A) written notice that such stockholder agrees to maintain as confidential the receipt and contents of any notice pursuant to this Section 4.6 until such time as such information otherwise becomes known to the public and (B) a certification that such stockholder is an “accredited investor” specified in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act of 1933, as amended.

(7) “Pro Rata Share” means the number of outstanding shares of Common Stock held of record or beneficially by a Preemptive Rights Stockholder and its Affiliates divided by the total number of shares of Common Stock outstanding.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall (i) prior to consummation of a Qualified IPO (as defined in Section 4.3(d)), be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board, but shall at all times consist of no more than nine (9) nor less than five (5) directors and (ii) from and after consummation of a Qualified IPO (as defined in Section 4.3(d)), be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board.

(b) Subject to Section 5.5 hereof, a director shall hold office until the next annual meeting following his or her election and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting following his or her appointment and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors (including persons appointed by directors to fill vacancies and newly created directorships in the Board) may be removed from office at any time, with or without cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that prior to the consummation of a Qualified IPO (as defined in Section 4.3(d)), unless the entire Board is removed, no individual director may be removed without cause when the votes cast against such director’s removal would be sufficient to elect that director if voted cumulatively at an election of the entire Board.

Section 5.5 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate, the affirmative vote of the holders of at least the Requisite Percentage (as defined in Article X) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, and subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended (provided, to the fullest extent permitted by law, that such amendment or change in applicable law permits the Corporation to provide broader limitation of liability than permitted prior thereto). Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent, or in any other capacity while serving as a director, officer, employee, trustee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that except as provided in Section 8.2(c) with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.2(a), an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise; provided, further, however, that the Corporation shall not advance expenses to an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board.

(c) Procedure for Indemnification. Any indemnification of a current or former director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(b) if required), upon the written request of the current or former director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(b) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the current or former director or officer in any court of competent jurisdiction (subject to Article IX). Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(b), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense and of proving an entitlement to recover an advancement of expenses shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Section 8.2 shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, this Amended and Restated Certificate, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee, trustee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(f) Indemnification of Other Persons. This Section 8.2 shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

(g) Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are directly or indirectly owned by the Corporation (a “subsidiary” for purposes of this Section 8.2) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

(h) Amendments. Any repeal or amendment of this Section 8.2 or changes in applicable law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(i) Certain Definitions. For purposes of this Section 8.2, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries.

(j) Merger or Consolidation. For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(k) Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 8.2 in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Section 8.2 shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

(l) Contract Rights. The rights provided to Indemnitees pursuant to this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any repeal or modification of this Section 8.2 or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such Indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

ARTICLE IX

EXCLUSIVE JURISDICTION OF DELAWARE COURTS

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation or a current or former stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, or its current or former directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation, or its current or former directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

AMENDMENT OF FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

Notwithstanding anything contained in this Amended and Restated Certificate or in the Bylaws to the contrary, and notwithstanding the fact that a lesser percentage may be specified by the DGCL, the provisions set forth in (i) Section 4.6 and Articles V (other than Section 5.2 and Section 5.4), VII (other than Section 7.3), VIII, and IX may not be repealed or amended in any respect, and no other provisions may be adopted, amended, or repealed (in any case, whether by merger, consolidation or otherwise) which would have the effect of modifying, permitting the circumvention of, or frustrating the provisions set forth in Section 4.6 and Articles V (other than Section 5.2 and Section 5.4), VII (other than Section 7.3), VIII, and IX, unless, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate, such action is approved by the affirmative vote of the holders of not less than 66.667% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally, voting as a single class and (ii) Section 4.3(d), Section 5.2, Section 5.4, Article VI, Section 7.3 and this Article X may not be repealed or amended in any respect, and no other provisions may be adopted, amended, or repealed (in any case, whether by merger, consolidation or otherwise) which would have the effect of modifying, permitting the circumvention of, or frustrating the provisions set forth in Section 4.3(d), Section 5.2, Section 5.4, Article VI, Section 7.3 and this Article X (for the avoidance of doubt including, but not limited to, the institution of a classified Board or a reduction in the number of total directors below five (5)), unless, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate, such action is approved by the affirmative vote of the holders of not less than the Requisite Percentage of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally, voting together as a single class. For purposes of this Article X, (i) prior to consummation of a Qualified IPO (as defined in Section 4.3(d)), “Requisite Percentage” means (x) the total number of votes of all outstanding shares of capital stock of the Corporation entitled to vote generally (y) plus one vote (z) minus the minimum number of votes that would be sufficient to elect one director if then cumulatively voted at an election of the entire board of directors at which the total number of votes of all outstanding shares of capital stock of the Corporation entitled to vote generally were cast for a director and (ii) from and after consummation of a Qualified IPO (as defined in Section 4.3(d)), “Requisite Percentage” means 66.667%.

ARTICLE XI

SEVERABILITY

To the extent that any provision of this Amended and Restated Certificate is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Amended and Restated Certificate, and following any determination by a court of competent jurisdiction that any provision of this Amended and Restated Certificate is invalid or unenforceable, this Amended and Restated Certificate shall contain only such provisions (i) as were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

ARTICLE XII

FACTS ASCERTAINABLE

When the terms of this Amended and Restated Certificate refer to a specific agreement or other document or a decision by any body or person that determines the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise expressly provided in the Amended and Restated Certificate, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

IN WITNESS WHEREOF, EveryWare Global, Inc has caused this Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer this [        ] day of [        ], 2015.

EVERYWARE GLOBAL, INC.

By:
Name:
Title:

[Signature Page to Fourth Amended and Restated Certificate of Incorporation of EveryWare Global, Inc.]

Exhibit E

Form of New Holdco Bylaws

Certain documents, or portions thereof, contained in this Exhibit E and the Plan Supplement remain subject to continuing negotiations among the Debtors and interested parties with respect thereto. The Debtors reserve all rights to amend, revise, or supplement the Plan Supplement, and any of the documents and designations contained herein, at any time before the Effective Date of the Plan, or any such other date as may be provided for by the Plan (subject to any required consents or consultation rights set forth therein) or by order of the Bankruptcy Court.

SECOND AMENDED AND RESTATED

BY LAWS

OF

EVERYWARE GLOBAL, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of preferred stock of the Corporation (the “Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders may only be called in the manner provided in the Corporation’s Certificate of Incorporation (as the same may be amended or restated from time to time, including pursuant to any certificate of designation of Preferred Stock, the “Certificate of Incorporation”). Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board by Public Announcement (as defined in Section 2.7(d)) before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class or series, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Until consummation of a Qualified IPO (as defined in Section 7.10(e)), all matters other than the election of directors shall be required to be approved by the affirmative vote of not less than 66.667% of the votes cast “for” or “against” such matter by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a greater vote is required, in which case such provision shall govern and control the decision of such matter. From and after consummation of a Qualified IPO (as defined in Section 7.10(e)), all matters other than the election of directors shall be required to be approved by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a greater vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class or series, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders.

(i) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) brought before the annual meeting by or at the direction of the Board or (ii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, (y) who is entitled to vote at the meeting and (z) who complies with the notice procedures set forth in this Section 2.7(a). For the avoidance of doubt, the foregoing clause (ii) of this Section 2.7(a)(i) shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent applicable) before an annual meeting of stockholders. Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated pursuant to Section 3.2 for election as a director to fill any term of a directorship that expires on the date of the annual meeting will be considered for election at such meeting.

(ii) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, such business must otherwise be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 2.7(d)) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 2.7(a)(iii)) required by these By Laws. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the one hundred twentieth (120th) day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within forty-five (45) days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting or (y) the close of business on the tenth (10th) day following the day on which Public Announcement of the date of the annual meeting is first made by the Corporation. The Public Announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(iii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business

(including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (C) the class or series and number of shares of capital stock of the Corporation that are directly or indirectly owned beneficially and of record by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 2.7(d)) directly or indirectly owned beneficially and of record by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 2.7(d)) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder or any Stockholder Associated Person in such business, (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (G) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder whether or not otherwise applicable and (H) a representation as to whether such stockholder or any Stockholder Associated Person will solicit, directly or indirectly, a proxy from holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise solicit proxies from stockholders in support of the proposal (such representation, a “Solicitation Statement”). In addition, any stockholder who submits a notice pursuant to this Section 2.7(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.7(c).

(iv) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act to the extent applicable, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business (other than nominations of persons for election to the Board, which must be made in compliance with and are governed exclusively by Section 3.2) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a); provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business.

(v) If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, unless the Board or the chairman of the annual meeting determines otherwise, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vi) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in these By Laws to the Exchange Act or the rules and regulation promulgated thereunder are not intended to and shall not limit the requirements applicable to any business to be considered pursuant to this Section 2.7. Nothing in this Section 2.7(a) shall be deemed to (A) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act to the extent applicable or (B) confer upon any stockholder a right to have any proposed business included in the Corporation’s proxy statement.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business pursuant to this Section 2.7 or nomination for election pursuant to Section 3.2 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) Business Days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) Business Day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) Business Day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting of stockholders or any adjournment or postponement thereof).

(d) Definitions. For purposes of these By Laws the term:

(i) “Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in New York, NY are authorized or required by law to be closed.

(ii) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities.

(iii) “Public Announcement” means (i) disclosure in a press release by a national news service or disclosed through a filing with the Securities and Exchange Commission (the “SEC”), (ii) written notice to each stockholder or (iii) posting to a reputable password protected online data system to which each stockholder has access.

(iv) “Stockholder Associated Person” of any stockholder means (A) any person directly or indirectly controlling such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling such Stockholder Associated Person.

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting.

In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Advance Notice for Nominations of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 3.2 shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting, (y) who is entitled to vote at the meeting and (z) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement (as defined in Section 3.2(d)) required by these By Laws. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the one hundred twentieth (120th) day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within forty-five (45) days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting or (y) the close of business on the tenth (10th) day following the day on which Public Announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which Public Announcement of the date of the special meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, if the number of directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with this Section 3.2, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (D) the date such shares were acquired and the investment intent of such acquisition, and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder whether or not otherwise applicable (including such persons’ written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected); and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, as they appear in the Corporation’s books, and the name and address of any Stockholder Associated Person, (B) the class or series and number of shares of capital stock of the Corporation that are directly or indirectly owned beneficially and of record by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions directly or indirectly owned beneficially and of record by such stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (C) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (D) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder whether or not otherwise applicable and (E) a representation as to whether such stockholder or any Stockholder Associated Person will solicit, directly or indirectly, a proxy from the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by the stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”). In addition, any stockholder who submits a notice pursuant to this Section 3.2 is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.7(c).

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, unless the Board or the chairman of the meeting of stockholders determines otherwise, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in these By Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination to be considered pursuant to this Section 3.2. Nothing in this Section 3.2 shall be deemed to (A) affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation, (B) confer upon any stockholder a right to have any nominee included in the Corporation’s proxy statement or (C) limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 3.2.

Section 3.3. Board Observer Rights.

(a) The Designated Ad Hoc Committee Member shall have the right to designate one (1) observer (the “Observer”) to the Board, who shall be entitled to attend meetings of the Board, by delivery of (i) an acknowledgement that such Designated Ad Hoc Committee Member shall notify the Corporation if such Designated Ad Hoc Committee Member no longer qualifies as such and (ii) notice of the identity of the Observer to the Corporation, which Observer may be replaced from time to time in the sole discretion of the Designated Ad Hoc Committee Member by delivery of notice of such replacement and the identity of the new Observer to the Corporation. The Corporation shall provide to such Observer, concurrently with the members of the Board, and in the same manner, notice of such meetings (and in the case of regular meetings, shall provide the Observer notice of the dates of such meetings within ten (10) days of such meetings even if such notice is not delivered to members of the Board) and a copy of all materials provided to such participants and shall provide to such Observer a copy of all Board actions approved by consent in lieu of meeting pursuant to Section 4.5 of these By Laws within ten (10) days of the effectiveness of such action; provided that the Observer shall be subject to customary confidentiality obligations (but, for the avoidance of doubt, shall be entitled to share any information provided to it (including through attendance at Board meetings) pursuant to this Section 3.3 to the Designated Ad Hoc Committee Member) and neither the Observer nor the Designated Ad Hoc Committee Member shall use any information provided to such Observer in any way detrimental to the Corporation or for any purpose other than monitoring the Designated Ad Hoc Committee Member’s investment in the Corporation, and the Designated Ad Hoc Committee Member that designated such Observer shall be responsible for the Observer’s compliance therewith. Notwithstanding the foregoing, if during any meeting of the Board the agenda includes discussions relating to the Designated Ad Hoc Committee Member or, if in the good faith opinion of the Chairman of the Board or a majority of directors present at such meeting, the agenda includes discussion of a topic that is appropriately considered in an executive session of the Board, then the Board may exclude the Observer from the meeting for the duration of such discussion.

(b) For purposes of these By Laws, the term “Designated Ad Hoc Committee Member” means one Person (as defined in Section 7.10) who shall be (i) Voya Investment Management Co. LLC, for so long as it and its Affiliates (for purposes of this paragraph, as defined in Section 7.10) continue to own, of record or beneficially, at least 90% of the shares of voting capital stock of the Corporation that they owned as of the effective time of the Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”) or until such time as it relinquishes its rights pursuant to this Section 3.3 by written notice to the Corporation, (ii) if Voya Investment Management Co. LLC and its Affiliates no longer own, of record or beneficially, at least 90% of the shares of voting capital stock of the Corporation that they owned as of the Effective Time or if Voya Investment Management Co. LLC otherwise relinquishes its rights pursuant to this Section 3.3 by written notice to the Corporation, the Next Eligible Ad Hoc Committee Member for so long as it and its Affiliates continue to own, of record or beneficially, 90% of the shares of voting capital stock of the Corporation that they owned as of the Effective Time or until such time as it relinquishes its rights pursuant to this Section 3.3 by written notice to the Corporation, and (iii) if any subsequent Designated Ad Hoc Committee Member, together with its Affiliates, no longer owns, of record of beneficially, 90% of the shares of voting capital stock of the Corporation that they owned as of the Effective Time or such Designated Ad Hoc Committee Member otherwise relinquishes its rights pursuant to this Section 3.3 by written notice to the Corporation, the Next Eligible Ad Hoc Committee Member for so long as it and its Affiliates continue to own, of record or beneficially, 90% of the shares of voting capital stock of the Corporation that they owned as of the Effective Time or until such time as it relinquishes its rights pursuant to this Section 3.3 by written notice to the Corporation. For purposes of these By Laws, the term “Next Eligible Ad Hoc Committee Member” means the Person, identified as an ad hoc committee member in the “Verified Statement Pursuant to Bankruptcy Rule 2019” filed by Milbank, Tweed, Hadley & McCloy LLP and Morris, Nichols, Arsht & Tunnell LLP with the United States Bankruptcy Court for the District of Delaware, Case No. 15-10473 (LSS) (jointly administered) on April 20, 2015 [Docket No. 98], who together with its Affiliates owned the largest number of shares of voting capital stock of the Corporation as of the Effective Time relative to the other identified ad hoc committee members (other than identified ad hoc committee members who previously have been the Designated Ad Hoc Committee Member) and who (i) has not already been a Designated Ad Hoc Committee Member, (ii) has not designated or appointed a Representative (as defined in Section 7.10) to the Board who is then serving on the Board, (iii) together with its Affiliates, continues to own, of record or beneficially, 90% of the shares of voting capital stock of the Corporation that they owned as of the Effective Time, and (iv) has not relinquished its rights pursuant to this Section 3.3 by written notice to the Corporation.

(c) The rights provided in this Section 3.3 shall terminate upon the earliest to occur of (i) [        ]1, 2016, (ii) the date that there is no Ad Hoc Committee Member as defined in this Section 3.3 or (iii) such time as the Observer (including any and all replacement Observers) has attended (in person or telephonically) eight (8) meetings of the Board (for the avoidance of doubt, the reconvening of an adjourned or postponed meeting of the Board shall not be a new meeting of the Board).

(d) The Corporation shall provide written notice to any Person who becomes the Designated Ad Hoc Committee Member within 5 Business Days (as defined in Section 2.7(d)) of the Corporation becoming aware that such Person has become the Designated Ad Hoc Committee Member.

Section 3.4. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee. No Observer shall be entitled to compensation for his or her services as an Observer, but each Observer shall be entitled to reimbursement of reasonable, documented out-of-pocket expenses incurred in connection with his or her attendance at any meeting of the Board in accordance with the Corporation’s then existing expense reimbursement policy applicable to members of the Board.

Section 3.5. Chairman of the Board. The Board shall, by the affirmative vote of a majority of the total number of directors then in office, elect a Chairman of the Board, from among its director members who shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board may not be an executive officer of the Corporation until [        ]2, 2016.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the final adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

[1]	NTD: Observer right to be in place for 18 months.
[2]	NTD: Limitation to be in place for 1 year.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two (2) days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five (5) days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, and acts approved by the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws; provided, however, that if a majority of the directors in office constitutes less than one-third of the total number of directors, then one-third of the total number of directors shall constitute a quorum. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 4.5 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the directors then in office designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. An act approved by the affirmative vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

Section 5.5. Other Rights. Nothing in this Article V shall in any way limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the exercise, duties, composition or conduct of any committee of the Board.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Any such officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board.

(a) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board. The position of Chief Executive Officer and President may be held by the same person.

(b) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(c) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(d) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(g) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any vacancy occurring in any elected office of the Corporation may be filled by the Board.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the President or a Vice President and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. The Corporation may treat the registered owner as the person exclusively entitled to vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares.

Section 7.8. Effect of the Corporation’s Restriction on Transfer. A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Section 7.10. Piggyback Registration.

(a) Subject to Section 7.10(c), in the event that the Corporation proposes to or is required to file a registration statement under the Securities Act with respect to its capital stock (other than (i) a registration relating to the sale of securities to participants in a Corporation-sponsored benefit plan on Form S-8 under the Securities Act or similar forms that may be promulgated under the Securities Act in the future and (ii) a registration relating to a corporate reorganization, acquisition or other transaction under Rule 145 of the Securities Act on Form S-4 under the Securities Act or similar forms that may be promulgated under the Securities Act in the future), whether or not for sale for its own account, the Corporation shall send to each 10% Stockholder as of the Date of Determination with respect to such registration written notice of its intention to do so (a “Piggyback Registration Notice”) at least fifteen (15) days and no more than sixty (60) days prior to filing such registration statement. Each 10% Stockholder as of the Date of Determination with respect to such registration may elect to include any Stockholder Registrable Securities beneficially owned by it as of such Date of Determination in the registration statement to which a Piggyback Registration Notice relates, by sending a written request (a “Piggyback Registration Request”) to the Corporation within fifteen (15) days after the Date of Determination, specifying the number of Stockholder Registrable Securities that it intends to dispose of pursuant to such registration statement, and the intended method of disposition thereof. The Corporation shall use its reasonable best efforts to effect the registration under the Securities Act of all Stockholder Registrable Securities that a 10% Stockholder has requested, pursuant to a timely submitted Piggyback Registration Request, to be included in the registration statement to which the underlying Piggyback Registration Notice relates. Any 10% Stockholder may, as to itself only, waive the rights provided for in this Section 7.10, whether before or after the effectiveness of such registration, by written notice to the Corporation’s Secretary at the Corporation’s principal executive offices.

(b) The Corporation shall have the right to terminate or withdraw any registration initiated under this Section 7.10 prior to the effectiveness of such registration whether or not any stockholder has elected to include securities in such registration. Each 10% Stockholder shall have the right to withdraw all or any portion of the Stockholder Registrable Securities of such 10% Stockholder from a Piggyback Registration Request at any time prior to the effectiveness of the registration to which such Piggyback Registration Request relates.

(c) If the registration referred to in this Section 7.10 is to be an underwritten registration, it shall be a condition to submitting a Piggyback Registration Request that the 10% Stockholder seeking to participate in such registration agrees to enter into such reasonable customary agreements (including lock-up and indemnification agreements) as may be requested by the Corporation; provided, however, that a lock-up agreement shall be effective as to any 10% Stockholder only if all executive officers and directors of the Corporation are subject to the same restrictions.

(d) If the registration referred to in this Section 7.10 is to be an underwritten registration, and the lead underwriter(s) or managing underwriter(s) advises the Corporation in writing that, in such firm’s good faith view, the number of Stockholder Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Stockholder Registrable Securities then contemplated, then the Corporation shall so advise all 10% Stockholders that would otherwise be included in such registration, and the number of shares that that may be included in the registration shall be allocated:

(i) first, to securities being sold for the account of the Corporation;

(ii) second, pro rata among the 10% Stockholders electing to participate in such registration up to the amount that can be sold without having the adverse effect referred to above; and

(iii) third, pro rata among the other selling security holders of the Corporation up to the total amount of securities to be included in such registration that can be sold without having the adverse effect referred to above.

(e) All rights and obligations under this Section 7.10 shall terminate and be of no further force or effect upon consummation of a Qualified IPO (provided, that, for the avoidance of doubt, the rights and obligations under this Section 7.10 shall be applicable with respect to such Qualified IPO).

(f) For purposes of these By Laws, the term:

(i) “10% Stockholder” means any stockholder who, as of any Date of Determination (i) together with its Affiliates, owns of record or beneficially owns voting capital stock of the Corporation constituting more than 10% of the voting power of the capital stock of the Corporation outstanding as of such Date of Determination or (ii) has designated or appointed a Representative to the Board who remains a Representative to the Board as of such Date of Determination; provided that no stockholder shall be a “10% Stockholder” unless (i) either (A) the Corporation’s stock ledger or books and records reflect that, as of such Date of Determination, such stockholder together with its Affiliates own of record or beneficially own more than 10% of the voting power of the Corporation outstanding as of such Date of Determination or has designated or appointed a Representative to the Board who remains a Representative to the Board as of such Date of Determination or (B) such stockholder shall have provided to the Corporation’s Secretary written notice at the Corporation’s principal executive offices that such stockholder would qualify as a “10% Stockholder” hereunder and indicating the basis therefore and (ii) such stockholder shall have provided to the Corporation’s Secretary at the Corporation’s principal executive offices prior to such Date of Determination written notice that such stockholder agrees to maintain as confidential the receipt of any Piggyback Registration Notice until such time as the public offering otherwise becomes known to the public.

(ii) “Affiliate” means, as applied to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have meanings correlative to the foregoing.

(iii) “Date of Determination” means the date a Piggyback Notice Registration with respect a registration is sent.

(iv) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(v) “Qualified IPO” means the first firm commitment underwritten public offering pursuant to a registration statement that became effective after the Effective Time covering the offer and sale of capital stock of the Corporation, whether or not for the Corporation’s account, to the public with an aggregate offering price (before any underwriting discounts and commissions) of at least $50 million.

(vi) “Representative” means, with respect to a stockholder, an individual that is an Affiliate or employee of such stockholder and who has been designated or appointed by such stockholder to serve on the Board (excluding, for the avoidance of doubt, the Observer).

(vii) “Securities Act” means the Securities Act of 1933, as amended.

(viii) “Stockholder Registrable Securities” means all outstanding capital stock and any and all securities issued or issuable with respect to outstanding capital stock upon any stock split or stock dividend or into which the capital stock has been or may be converted or exchanged in connection with any merger, consolidation, recapitalization or similar event, until the earlier of (i) its effective registration under the Securities Act and resale in accordance with the registration statement covering it and (ii) its sale to the public pursuant to Rule 144 of the Securities Act.

ARTICLE VIII

REPORTS TO STOCKHOLDERS

Section 8.1. Reports.

(a) The Corporation shall make available to each stockholder in the manner provided in Section 8.1(c):

(i) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its subsidiaries as of the end of such period, and a consolidated statement of income and cash flows of the Corporation and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

(ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its consolidated subsidiaries as of the end of such year, and a consolidated statement of income and cash flows of the Corporation and its consolidated subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon; and

(b) The financial statements identified in Sections 8.1(i) and (ii) shall be accompanied by a reasonably detailed narrative discussion of the changes in the Corporation’s financial condition and results of operations compared with the prior periods presented, similar to the discussion contained in the “MD&A” section of an Exchange Act report.

(c) The Corporation may make such reports and information provided under Section 8.1(a) and Section 8.1(b) available to each stockholder by (i) posting such reports and information on a reputable password protected online data system (the “Data Site”), access to which will require a customary confidentiality acknowledgement, or (ii) filing such reports with the SEC. Reports and information made available by the Corporation in the manner contemplated by this Section 8.1(c) will be deemed furnished to each stockholder when so made available for purposes of Section 8.1(a) and Section 8.1(b).

(d) At the written request of any stockholder of record, the Corporation shall provide prospective purchasers of such stockholder’s stock access to the Data Site, provided that, such prospective purchaser has entered into a non-disclosure agreement with the Corporation on terms reasonably satisfactory to the Board; provided, however, that the Corporation may deny access to the Data Site to any prospective purchaser if the Corporation otherwise reasonably determines in good faith that such disclosure could have an adverse effect on the Corporation.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or, to the extent permitted by law, by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation or these By Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board. Subject to Article VIII hereof, the Board shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and, subject to Article VIII hereof, no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.14. Amendments. These By Laws may be amended, altered, changed or repealed or new By Laws adopted only in accordance with Article VI of the Certificate of Incorporation.

Section 9.15. Severability. To the extent that any provision of these By Laws is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of these By Laws, and following any determination by a court of competent jurisdiction that any provision of these By Laws is invalid or unenforceable, these By Laws shall contain only such provisions (i) as were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

Exhibit F

Notice of Cash Distribution Election

Notice of Cash Distribution Election

Pursuant to Section 4.2 of the Plan,1 the Majority Consenting Lenders have determined that the distribution of New Common Stock to all holders of EveryWare Common Stock following the Effective Date (a) would potentially prevent reorganized EveryWare Global from ceasing to file reports required by Section 13(a) of the Exchange Act in accordance with Rule 12g-4 under the Exchange Act, and/or (b) would potentially cause reorganized EveryWare Global to be required to resume filing reports pursuant Section 13(a) of the Exchange Act following such cessation.

Consequently, the Debtors will distribute Cash in lieu of New Common Stock (the “Cash Distribution”) to all holders of EveryWare Common Stock other than the MCP Funds, the Clinton Funds, and any Term Loan Lender (and certain affiliates of Term Loan Lenders) (collectively, the “Cash-Out Holders”) for purposes of the distribution contemplated under Section 3.2(j)(2) of the Plan. On the Effective Date or as soon as reasonably practicable thereafter, each Cash-Out Holder will receive Cash in an amount equal to its Pro Rata share of 1.5% of the New Common Stock at an implied Plan value of $0.06 per share of EveryWare Common Stock in accordance with Section 4.2 of the Plan. For the avoidance of doubt, the MCP Funds, the Clinton Funds, and any Term Loan Lender (and certain affiliates of Term Loan Lenders) that is a holder of EveryWare Common Stock each will receive a distribution of New Common Stock directly rather than Cash.

[1]	Capitalized terms used by not otherwise defined here are used as defined in the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 62] (the “Plan”).